Exhibit 10.1
HIGHPOINT RESOURCES CORPORATION
2012 EQUITY INCENTIVE PLAN

(Conforming copy incorporating amendments through March 2, 2020)

Plan provisions incorporating the Second Amendment are redlined

1.Purpose. The purpose of the HighPoint Resources Corporation 2012 Equity Incentive Plan (the "Plan") is to enhance the ability of HighPoint Resources Corporation (the "Company") and its Subsidiaries to attract and retain officers, employees, directors and consultants of outstanding ability and to provide selected officers, employees, directors and consultants with an interest in the Company parallel to that of the Company's stockholders to align the interests of those Participants with the Company's stockholders, providing Participants with a strong incentive to put forth the maximum effort for the continued success and growth of the Company.

2.Definitions. In this Plan, the following definitions will apply.

(a)"Affiliate" means any corporation that is a Subsidiary or Parent of the Company.

(b)"Agreement" means the written or electronic agreement or notice evidencing an Award granted under the Plan. An Agreement is subject to the terms and conditions of the Plan.

(c)"Award" means a grant made under the Plan in the form of Options, Stock Appreciation Rights, Restricted Stock, Stock Units, an Other Stock-Based Award or a Cash Incentive Award.

(d)"Board" means the Board of Directors of the Company.

(e)"Cause" means what the term is expressly defined to mean in a then-effective written agreement (including an Agreement) between a Participant and the Company or any Affiliate or, in the absence of any such then-effective agreement or definition, means (i) the Participant's failure to perform the duties reasonably assigned to him or her by the Company or Affiliate, (ii) a good faith finding by the Company or any Affiliate of the Participant's dishonesty gross negligence or misconduct, (iii) a material breach by the Participant of any written company employment policies or rules or (iv) the Participant's conviction for, or his or her plea of guilty or nolo contendere to, a felony or any other crime that involves fraud, dishonesty or moral turpitude.

(f)"Cash Incentive Award" means an Award described in Section 11(a) of the Plan.

(g)"Change in Control" means one of the following:

(1)An Exchange Act Person becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding Voting Securities or 30% or more of the shares of Stock outstanding, except that the following will not constitute a Change in Control:

(A)any acquisition of securities of the Company by an Exchange Act Person directly or indirectly from the Company ~~for the purpose of providing financing to the Company~~;

(B)any formation of a Group consisting solely of beneficial owners of the Company's Voting Securities or Stock as of the effective date of this Plan; or

(C)any Exchange Act Person becomes the beneficial owner of more than 30% of the combined voting power of the Company's outstanding Voting Securities as the result of any repurchase or other acquisition by the Company of its Voting Securities;

If, however, an Exchange Act Person or Group referenced in clause (A), (B) or (C) above acquires beneficial ownership of additional Company Voting Securities after initially becoming the beneficial owner of more than 30% of the combined voting power of the Company's outstanding Voting Securities by one of the means described in those clauses, then a Change in Control shall be deemed to have occurred.

(2)Individuals who are Continuing Directors cease for any reason to constitute at least ~~two-thirds~~ a majority of the members of the Board; or

(3)The consummation of a Corporate Transaction unless, immediately following such Corporate Transaction, all or substantially all of the Persons who were the beneficial owners of the Company's Voting Securities immediately prior to such Corporate Transaction beneficially own, directly or indirectly, a majority of the combined voting power of the then outstanding Voting Securities of the surviving or acquiring entity (or its Parent) resulting from such Corporate Transaction in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Company's Voting Securities.

Notwithstanding the foregoing, to the extent that any Award constitutes a deferral of compensation subject to Code Section 409A, and if that Award provides for a change in the time or form of payment upon a Change in Control, then no Change in Control shall be deemed to have occurred upon an event described in Section 2(f) unless the event would also constitute a change in ownership or effective control of, or a change in the ownership of a substantial portion of the assets of, the Company under Code Section 409A.

(h)"Code" means the Internal Revenue Code of 1986, as amended and in effect from time to time, and the regulations promulgated thereunder.

(i)"Committee" means two or more Non-Employee Directors designated by the Board to administer the Plan under Section 3, each member of which shall be (i) an independent director within the meaning of the rules and regulations of the New York Stock Exchange, (ii) a non-employee director within the meaning of Exchange Act Rule 16b-3, and (iii) an outside director for purposes of Code Section 162(m). If the Compensation Committee or a sub-committee of the Compensation Committee meets these criteria, the Compensation Committee or such sub-committee may serve as the Committee.

(j)"Company" means HighPoint Resources Corporation, a Delaware corporation, or any successor thereto.

(k)"Continuing Director" means an individual (A) who is, as of the effective date of the Plan, a director of the Company, or (B) who is elected as a director of the Company subsequent to the effective date of the Plan and whose initial election, or nomination for initial election by the Company's stockholders, was approved by a vote of at least two-thirds of the then Continuing Directors; provided, however, that no individual shall be considered a Continuing Director if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (defined as any solicitation subject to Rules 14a-1 to 14a-10 promulgated under the Exchange Act by any person or Group for the purpose of opposing a solicitation subject to Rules 14a-1 to 14a-10 by any other person or Group with respect to the election or removal of directors at any annual or special meeting of stockholders of the Company) or other actual or threatened solicitation of proxies or consents by or on behalf of a person or Group other than the Board (a "Proxy Contest"), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest.

(l)"Corporate Transaction" means a reorganization, merger or consolidation of the Company or a sale or disposition (in one or a series of transactions) of all or substantially all of the assets of the Company.

(m)"Disability" means (A) any permanent and total disability under any long-term disability plan or policy of the Company or its Affiliates that covers the Participant, or (B) if there is no such long-term disability plan or policy, "total and permanent disability" within the meaning of Code Section 22(e)(3).

(n)"Employee" means an employee of the Company or an Affiliate.

(o)"Exchange Act" means the Securities Exchange Act of 1934, as amended and in effect from time to time.

(p)"Exchange Act Person" means any natural person, entity or Group other than (i) the Company or any Subsidiary; (ii) any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate; (iii) an underwriter temporarily holding securities in connection with a registered public offering of such securities; or (iv) an entity whose Voting Securities are beneficially owned by the beneficial owners of the Company's Voting Securities in substantially the same proportions as their beneficial ownership of the Company's Voting Securities.

(q)"Fair Market Value" means the fair market value of a Share determined as follows:

(1)If the Shares are readily tradable on an established securities market (as determined under Code Section 409A), then Fair Market Value will be the closing sales price for a Share on the principal securities market on which it trades on the date for which it is being determined, or if no sale of Shares occurred on that date, on the next preceding date on which a sale of Shares occurred, as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

(2)If the Shares are not then readily tradable on an established securities market (as determined under Code Section 409A), then Fair Market Value will be determined by the Committee as the result of a reasonable application of a reasonable valuation method that satisfies the requirements of Code Section 409A.

(r)"Full Value Award" means an Award other than an Option Award, Stock Appreciation Right Award or Cash Incentive Award.

(s)"Grant Date" means the date on which the Committee approves the grant of an Award under the Plan, or such later date as may be specified by the Committee on the date the Committee approves the Award.

(t)"Group" means two or more persons acting as a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding or disposing of securities of the Company.

(u)"Non-Employee Director" means a member of the Board who is not an Employee.

(v)"Option" means a right granted under the Plan to purchase a specified number of Shares at a specified price. An "Incentive Stock Option" or "ISO" means any Option designated as such and granted in accordance with the requirements of Code Section 422. A "Non-Statutory Stock Option" means an Option other than an Incentive Stock Option.

(w)"Other Stock-Based Award" means an Award described in Section 11(b) of this Plan.

(x)"Parent" means a "parent corporation," as defined in Code Section 424(e).

(y)"Participant" means a person to whom an Award is or has been made in accordance with the Plan.

(z)"Performance-Based Compensation" means an Award to a person who is, or is determined by the Committee to likely become, a "covered employee" (as defined in Section 162(m)(3) of the Code) and that is intended to constitute "performance-based compensation" within the meaning of Section 162(m)(4)(C) of the Code.

(aa)"Plan" means this HighPoint Resources Corporation 2012 Equity Incentive Plan, as amended and in effect from time to time.

(bb)"Prior Plans" means, collectively, the Company's 2008 Stock Incentive Plan, 2004 Stock Incentive Plan, 2003 Stock Option Plan and 2002 Stock Option Plan (each, a "Prior Plan").

(cc)"Restricted Stock" means Shares issued to a Participant that are subject to such restrictions on transfer, forfeiture conditions and other restrictions or limitations as may be set forth in this Plan and the applicable Agreement.

(dd)"Service" means the provision of services by a Participant to the Company or any Affiliate in any Service Provider capacity. A Service Provider's Service shall be deemed to have terminated either upon an actual cessation of providing services or upon the entity for which the Service Provider provides services ceasing to be an Affiliate. Except as otherwise provided in this Plan or any Agreement, Service shall not be deemed terminated in the case of (i) any approved leave of absence; (ii) transfers among the Company and any Affiliates in any Service Provider capacity; or (iii) any change in status so long as the individual remains in the service of the Company or any Affiliate in any Service Provider capacity.

(ee)"Service Provider" means an Employee, a Non-Employee Director, or any consultant or advisor who is a natural person and who provides services (other than in connection with (i) a capital-raising transaction or (ii) promoting or maintaining a market in Company securities) to the Company or any Affiliate.

(ff)"Share" means a share of Stock.

(gg)"Stock" means the common stock, $0.001 par value, of the Company.

(hh)"Stock Appreciation Right" or "SAR" means a right granted under the Plan to receive, in cash and/or Shares as determined by the Committee, an amount equal to the appreciation in value of a specified number of Shares between the Grant Date of the SAR and its exercise date.

(ii)"Stock Unit" means a right granted under the Plan to receive, in cash and/or Shares as determined by the Committee, the Fair Market Value of a Share, subject to such restrictions on transfer, forfeiture conditions and other restrictions or limitations as may be set forth in this Plan and the applicable Agreement.

(jj)"Subsidiary" means a "subsidiary corporation," as defined in Code Section 424(f), of the Company.

(kk)"Substitute Award" means an Award granted upon the assumption of, or in substitution or exchange for, outstanding awards granted by a company or other entity acquired by the Company or any Affiliate or with which the Company or any Affiliate combines.

(ll)"Voting Securities" of an entity means the outstanding securities entitled to vote generally in the election of directors (or comparable equity interests) of such entity.

3.Administration of the Plan.

(a)Administration. The authority to control and manage the operations and administration of the Plan shall be vested in the Committee in accordance with this Section 3.

(b)Scope of Authority. Subject to the terms of the Plan, the Committee shall have the authority, in its discretion, to take such actions as it deems necessary or advisable to administer the Plan, including:

(1)determining the Service Providers to whom Awards will be granted, the timing of each such Award, the types of Awards and the number of Shares or amount of cash covered by each Award, the terms, conditions, performance criteria, restrictions and other provisions of Awards, and the manner in which Awards are paid or settled;

(2)cancelling or suspending an Award or the exercisability of an Award, accelerating the vesting or extending the exercise period of an Award, or otherwise amending the terms and conditions of any outstanding Award, subject to the requirements of Sections 15(d) and 15(e);

(3)establishing, amending or rescinding rules to administer the Plan, interpreting the Plan and any Award or Agreement made under the Plan, and making all other determinations necessary or desirable for the administration of the Plan; and

(4)taking such actions as are described in Section 3(c) with respect to Awards to foreign Service Providers.

(c)Awards to Foreign Service Providers. The Committee may grant Awards to Service Providers who are foreign nationals, who are located outside of the United States or who are not compensated from a payroll maintained in the United States, or who are otherwise subject to (or could cause the Company to be subject to) legal or regulatory requirements of countries outside of the United States, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to comply with applicable foreign laws and regulatory requirements and to promote achievement of the purposes of the Plan. In connection therewith, the Committee may establish such subplans and modify exercise procedures and other Plan rules and procedures to the extent such actions are deemed necessary or desirable, and may take any other action that it deems advisable to obtain local regulatory approvals or to comply with any necessary local governmental regulatory exemptions.

(d)Acts of the Committee; Delegation. A majority of the members of the Committee shall constitute a quorum for any meeting of the Committee, and any act of a majority of the members present at any meeting at which a quorum is present or any act unanimously approved in writing by all members of the Committee shall be the act of the Committee. Any such action of the Committee shall be valid and effective even if the members of the Committee at the time of such action are later determined not to have satisfied all of the criteria for membership in clauses (i), (ii) and (iii) of Section 2(h). To the extent not inconsistent with applicable law or stock exchange rules, the Committee may delegate all or any portion of its authority under the Plan to any one or more of its members or, as to Awards to Participants who are not subject to Section 16 of the Exchange Act, to one or more executive officers of the Company. The Committee may also delegate non-discretionary administrative responsibilities in connection with the Plan to such other persons as it deems advisable.

(e)Finality of Decisions. The Committee's interpretation of the Plan and of any Award or Agreement made under the Plan and all related decisions or resolutions of the Board or Committee shall be final and binding on all parties with an interest therein.

(f)Indemnification. Each person who is or has been a member of the Committee or of the Board, and any other person to whom the Committee delegates authority under the Plan, shall be indemnified by the Company, to the maximum extent permitted by law, against liabilities and expenses imposed upon or reasonably incurred by such person in connection with or resulting from any claims against such person by reason of the performance of the individual's duties under the Plan. This right to indemnification is conditioned upon such person providing the Company an opportunity, at the Company's expense, to handle and defend the claims before such person undertakes to handle and defend them on such person's own behalf. The Company will not be required to indemnify any person for any amount paid in settlement of a claim unless the Company has first consented in writing to the settlement. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person or persons may be entitled under the Company's Certificate of Incorporation or Bylaws, as a matter of law, or otherwise.

4.Shares Available Under the Plan.

(a)Maximum Shares Available. Subject to Section 4(b) and to adjustment as provided in Section 12(a), from and after the Second Plan Amendment Effective Date (as defined below), the number of Shares that may be ~~issued~~ granted pursuant to new awards under the Plan ~~subsequent to the date on which the Amendment to the Plan, dated as of February 7, 2018 (the "Plan Amendment Adoption Date"), is approved by the Company's stockhlders (such approval date, the "~~ shall be 11,672,750, less any Shares subject to Awards granted under the Plan on or after March 2, 2020 and prior to the Second Plan Amendment Effective Date~~") shall be 6,500,000, less any Shares issued under the Plan on or after Plan Amendment Adoption Date and prior to the Plan Amendment Effective Date, and plus any Shares that again become available for grant pursuant to Section 4(b) on or after the Plan Amendment Adoption Date and prior to the Plan Amendment Effective Date~~. After the effective date of the Plan, no additional awards may be granted under the Prior Plans. Shares issued under the Plan shall come from authorized and unissued Shares or treasury Shares. In determining the number of Shares to be counted against this share reserve in connection with any Award, Substitute Awards shall not be counted against the share reserve, nor shall they reduce the Shares authorized for grant to a Participant in any calendar year. The "Second Plan Amendment Effective Date" means the date on which the Second Amendment to the Plan, dated as of February 21, 2020, is approved by the Company's stockholders.

(b)Effect of Forfeitures and Other Actions; No Liberal Share Recycling. Any Shares subject to an Award, or to an award granted under a Prior Plan that is outstanding on the effective date of the Plan (a "Prior Plan Award"), that is forfeited or expires or is settled for cash shall, to the extent of such forfeiture, expiration or cash settlement, again become available for Awards under the Plan. Notwithstanding anything to the contrary, ~~on or after the Plan Amendment Effective Date,~~ the following Shares shall not become available for Awards again or increase the number of Shares available for grant under Section 4(a): (i) Shares tendered by the Participant or withheld by the Company in payment of the purchase price of a stock option issued under the Plan or a Prior Plan, (ii) Shares tendered by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to an Award or Prior Plan Award, (iii) Shares repurchased by the Company with proceeds received from the exercise of a stock option issued under the Plan or a Prior Plan, and (iv) Shares subject to a stock appreciation right issued under the Plan or a Prior Plan that are not issued in connection with the stock settlement of that stock appreciation right upon its exercise.

(c)Effect of Plans Operated by Acquired Companies. If a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan. Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Non-Employee Directors prior to such acquisition or combination.

(d)No Fractional Shares. Unless otherwise determined by the Committee, the number of Shares subject to an Award shall always be a whole number. No fractional Shares may be issued under the Plan, and in connection with any calculation under the Plan that would otherwise result in the issuance or withholding of a fractional Share, the number of Shares shall be rounded down to the nearest whole Share.

(e)ISO Limit. Subject to adjustment as provided in Section 12(a), from and after the Second Plan Amendment Effective Date, the maximum number of Shares that may be granted pursuant to Options intended to be Incentive Stock Options shall be equal to the number of Shares available for grant as of the Second Plan Amendment Effective Date, as set forth in Section 4(a).

(f)Limits on Director Awards. The maximum number of Shares subject to Awards granted during a single calendar year to any Non-Employee Director, taken together with any cash fees paid during the year to the Non-Employee Director in respect of such individual's service as a member of the Board during such year (including service as a member or chair of any committees of the Board), shall not exceed $500,000 in total value (calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes). The independent members of the Board may make exceptions to this limit for a non-executive chair of the Board; provided that the Non-Employee Director receiving such additional compensation may not participate in the decision to award such compensation.

(g)Limits on Individual Awards. Subject to adjustment as provided in Section 12(a), no Participant may be granted Awards (excluding Cash Incentive Awards) covering in excess of 1,500,000 Shares during any calendar year.

5.Eligibility. Participation in the Plan is limited to Service Providers. Incentive Stock Options may only be granted to Employees.

6.General Terms of Awards.

(a)Award Agreement. Except for any Award that involves only the immediate issuance of unrestricted Shares, each Award shall be evidenced by an Agreement setting forth the number of Shares subject to the Award together with such other terms and conditions applicable to the Award (and not inconsistent with the Plan) as determined by the Committee. An Award to a Participant may be made singly or in combination with any form of Award. Two types of Awards may be made in tandem with each other such that the exercise of one type of Award with respect to a number of Shares reduces the number of Shares subject to the related Award by at least an equal amount.

(b)Term; Minimum Vesting Requirement. Each Agreement shall set forth the period until the applicable Award is scheduled to expire (which shall not be more than ten years from the Grant Date), such vesting conditions as are determined by the Committee, and any applicable performance period. Notwithstanding any other provision of the Plan to the contrary, ~~equity based~~ Awards granted under the Plan (other than Cash Incentive Awards) shall vest no earlier than the first anniversary of the date on which the Award is granted ~~(excluding, for this purpose, any~~; provided, that the following Awards shall not be subject to the foregoing minimum vesting requirement: any (i) Substitute Awards ~~and~~ , (ii) Shares delivered in lieu of fully vested cash ~~Awards); provided that~~ obligations, (iii) Awards to Non-Employee Directors that vest on earlier of the one-year anniversary of the date of grant and the next annual meeting of stockholders which is at least 50 weeks after the immediately preceding year's annual meeting, and (iv) any additional Awards the Committee may grant ~~equity based Awards without regard to the foregoing minimum vesting requirement with respect~~, up to a maximum of five percent (5%) of the available ~~Share~~share reserve authorized for issuance under the Plan pursuant to Section 4(a) (subject to adjustment under Section 12(a)); and, provided, further, that the foregoing restriction does not apply to the Committee's discretion to provide ~~in the terms of the Award or otherwise~~ for accelerated exercisability or vesting of any Award, including in cases of retirement, death, ~~disability~~Disability or a Change in Control, in the terms of the Award Agreement or otherwise.

(c)Transferability. Except as provided in this Section 6(c), (i) during the lifetime of a Participant, only the Participant or the Participant's guardian or legal representative may exercise an Option or SAR, or receive payment with respect to any other Award; and (ii) no Award may be sold, assigned, transferred, exchanged or encumbered other than by will or the laws of descent and distribution. Any attempted transfer in violation of this Section 6(c) shall be of no effect. The Committee may, however, provide in an Agreement or otherwise that an Award (other than an Incentive Stock Option) may be transferred pursuant to a qualified domestic relations order or may be transferable by gift to any "family member" (as defined in General Instruction A.1(a)(5) to Form S-8 under the Securities Act of 1933) of the Participant. Any Award held by a transferee shall continue to be subject to the same terms and conditions that were applicable to that Award immediately before the transfer thereof. For purposes of any provision of the Plan relating to notice to a Participant or to acceleration or termination of an Award upon the termination of Service of a Participant, the references to "Participant" shall mean the original grantee of an Award and not any transferee.

(d)Designation of Beneficiary. Each Participant may designate a beneficiary or beneficiaries to exercise any Award or receive a payment under any Award payable on or after the Participant's death. Any such designation shall be on a written or electronic form approved by the Company and shall be effective upon its receipt by the Company or an agent selected by the Company.

(e)Termination of Service. Unless otherwise provided in an Agreement, and subject to Section 12 of this Plan, if a Participant's Service with the Company and all of its Affiliates terminates, the following provisions shall apply (in all cases subject to the scheduled expiration of an Option or Stock Appreciation Right, as applicable):

(1)Upon termination of Service for Cause, all unexercised Options and SARs and all unvested portions of any other outstanding Awards shall be immediately forfeited without consideration.

(2)Upon termination of Service for any other reason, all unvested and unexercisable portions of any outstanding Awards shall be immediately forfeited without consideration.

(3)Upon termination of Service for any reason other than Cause, death or Disability, the currently vested and exercisable portions of Options and SARs may be exercised for a period ending at 5:00 p.m. Mountain Time on the day that is three months after the date of such termination, regardless of whether such day is a business day, provided that if a Participant thereafter dies during such three month period, the vested and exercisable portions of the Options and SARs may be exercised for a period ending at 5:00 p.m. Mountain Time on the day that is one year after the date of such termination, regardless of whether such day is a business day.

(4)Upon termination of Service due to death or Disability, the currently vested and exercisable portions of Options and SARs may be exercised for a period ending at 5:00 p.m. Mountain Time on the day that is one year after the date of such termination, regardless of whether such day is a business day.

(f)Rights as Stockholder. No Participant shall have any rights as a stockholder with respect to any securities covered by an Award unless and until the date the Participant becomes the holder of record of the Shares, if any, to which the Award relates.

(g)Performance-Based Awards. Any Award may be granted as a performance-based Award if the Committee establishes one or more measures of corporate, group, unit, division, Affiliate or individual performance which must be attained, and the performance period over which the specified performance is to be attained, as a condition to the vesting, exercisability, lapse of restrictions and/or settlement in cash or Shares of such Award. In connection with any such Award, the Committee shall determine the extent to which performance measures have been attained and other applicable terms and conditions have been satisfied, and the degree to which vesting, exercisability, lapse of restrictions and/or settlement in cash or Shares of such Award has been earned. Any performance-based Award that is intended by the Committee to qualify as Performance-Based Compensation shall additionally be subject to the requirements of Section 17 of this Plan. Except as provided in Section 17 with respect to Performance-Based Compensation, the Committee shall also have the authority to provide, in an Agreement or otherwise, for the modification of a performance period and/or an adjustment or waiver of the achievement of performance goals upon the occurrence of certain events, which may include a Change of Control, a recapitalization, a change in the accounting practices of the Company, or the Participant's death or Disability.

(h)Treatment of Dividends and Dividend Equivalents on Unvested Awards. In no event shall dividends, dividend equivalents or other distributions be paid with respect to Shares subject to an Option or SAR. Any dividends or distributions paid with respect to Shares that are subject to the unvested portion of a Restricted Stock Award will be subject to the same restrictions as the Shares to which such dividends or distributions relate. In its discretion, the Committee may provide in an Award Agreement for a Stock Unit Award or an Other Stock-Based Award that the Participant will be entitled to receive dividend equivalents on the units or other Share equivalents subject to the Award based on dividends actually declared on outstanding Shares. The terms of any dividend equivalents will be as set forth in the applicable Agreement, including the time and form of payment and whether such dividend equivalents will be credited with interest or deemed to be reinvested in additional units or Share equivalents. Dividend equivalents paid with respect to units or Share equivalents that are subject to the unvested portion of a Stock Unit Award or an Other Stock-Based Award will be subject to the same restrictions as the units or Share equivalents to which such dividend equivalents relate. The Committee may, in its discretion, provide in an Agreement for restrictions on dividends and dividend equivalents in addition to those specified in this Section 6(h). Nothing in this paragraph shall be construed as a limitation on the applicability of Section 12(a) to a dividend or distribution that is governed by such Section.

7.Stock Option Awards.

(a)Type and Exercise Price. The Agreement pursuant to which an Option is granted shall specify whether the Option is an Incentive Stock Option or a Non-Statutory Stock Option. The exercise price at which each Share subject to an Option may be purchased shall be determined by the Committee and set forth in the Agreement, and shall not be less than the

Fair Market Value of a Share on the Grant Date, except in the case of Substitute Awards (to the extent consistent with Code Section 409A).

(b)Payment of Exercise Price. The purchase price of the Shares with respect to which an Option is exercised shall be payable in full at the time of exercise. The purchase price may be paid in cash or in such other manner as the Committee may permit, including payment under a broker-assisted sale and remittance program acceptable to the Committee or by withholding Shares otherwise issuable to the Participant upon exercise of the Option or by delivery to the Company of Shares (by actual delivery or attestation) already owned by the Participant (in each case, such Shares having a Fair Market Value as of the date the Option is exercised equal to the purchase price of the Shares being purchased).

(c)Exercisability and Expiration. Each Option shall be exercisable in whole or in part on the terms provided in the Agreement. No Option shall be exercisable at any time after its scheduled expiration. When an Option is no longer exercisable, it shall be deemed to have terminated.

(d)Incentive Stock Options.

(1)An Option will constitute an Incentive Stock Option only if the Participant receiving the Option is an Employee, and only to the extent that (i) it is so designated in the applicable Agreement and (ii) the aggregate Fair Market Value (determined as of the Option's Grant Date) of the Shares with respect to which Incentive Stock Options held by the Participant first become exercisable in any calendar year (under the Plan and all other plans of the Company and its Affiliates) does not exceed $100,000 or such other amount required pursuant to the Code. To the extent an Option granted to a Participant exceeds this limit, the Option shall be treated as a Non-Statutory Stock Option.

(2)No Participant may receive an Incentive Stock Option under the Plan if, immediately after the grant of such Award, the Participant would own (after application of the rules contained in Code Section 424(d)) Shares possessing more than 10% of the total combined voting power of all classes of stock of the Company or an Affiliate, unless (i) the option price for that Incentive Stock Option is at least 110% of the Fair Market Value of the Shares subject to that Incentive Stock Option on the Grant Date and (ii) that Option will expire no later than five years after its Grant Date.

(3)For purposes of continued Service by a Participant who has been granted an Incentive Stock Option, no approved leave of absence may exceed three months unless reemployment upon expiration of such leave is provided by statute or contract. If reemployment is not so provided, then on the date six months following the first day of such leave, any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Non-Statutory Stock Option.

(4)If an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Code Section 422, such Option shall thereafter be treated as a Non-Statutory Stock Option.

(5)The Agreement covering an Incentive Stock Option shall contain such other terms and provisions that the Committee determines necessary to qualify the Option as an Incentive Stock Option.

8.Stock Appreciation Rights.

(a)Nature of Award. An Award of Stock Appreciation Rights shall be subject to such terms and conditions as are determined by the Committee, and shall provide a Participant the right to receive upon exercise of the SAR all or a portion of the excess of (i) the Fair Market Value as of the date of exercise of the SAR of the number of Shares as to which the SAR is being exercised, over (ii) the aggregate exercise price for such number of Shares. The per Share exercise price for any SAR Award shall be determined by the Committee and set forth in the applicable Agreement, and shall not be less than the Fair Market Value of a Share on the Grant Date, except in the case of Substitute Awards (to the extent consistent with Code Section 409A).

(b)Exercise of SAR. Each Stock Appreciation Right may be exercisable in whole or in part at the times, on the terms and in the manner provided in the Agreement. No SAR shall be exercisable at any time after its scheduled expiration. When a SAR is no longer exercisable, it shall be deemed to have terminated. Upon exercise of a SAR, payment to the Participant shall be made at such time or times as shall be provided in the Agreement in the form of cash, Shares or a combination of cash and Shares as determined by the Committee. The Agreement may provide for a limitation upon the amount or percentage of the total appreciation on which payment (whether in cash and/or Shares) may be made in the event of the exercise of a SAR.

9.Restricted Stock Awards.

(a)Vesting and Consideration. Shares subject to a Restricted Stock Award shall be subject to vesting conditions, and the corresponding lapse or waiver of forfeiture conditions and other restrictions, based on such factors and occurring over such period of time as the Committee may determine in its discretion. The Committee may provide whether any consideration other than Services must be received by the Company or any Affiliate as a condition precedent to the grant of a Restricted Stock Award and may correspondingly provide for Company repurchase rights if such additional consideration has been required and some or all of a Restricted Stock Award does not vest.

(b)Shares Subject to Restricted Stock Awards. Unvested Shares subject to a Restricted Stock Award shall be evidenced by a book-entry in the name of the Participant with the Company's transfer agent or by one or more stock certificates issued in the name of the Participant. Any such stock certificate shall be deposited with the Company or its designee, together with an assignment separate from the certificate, in blank, signed by the Participant, and bear an appropriate legend referring to the restricted nature of the Restricted Stock evidenced thereby. Any book-entry shall be subject to transfer restrictions and accompanied by a similar legend. Upon the vesting of Shares of Restricted Stock and the corresponding lapse of the restrictions and forfeiture conditions, the corresponding transfer restrictions and restrictive legend will be removed from the book-entry evidencing such Shares or the certificate evidencing such Shares, and any such certificate shall be delivered to the Participant. Such vested Shares may, however, remain subject to additional restrictions as provided in Section 18(c). Except as otherwise provided in the Plan or an applicable Agreement, a Participant with a Restricted Stock Award shall have all the rights of a stockholder, including the right to vote the Shares of Restricted Stock.

10.Stock Unit Awards.

(a)Vesting and Consideration. A Stock Unit Award shall be subject to vesting conditions, and the corresponding lapse or waiver of forfeiture conditions and other restrictions, based on such factors and occurring over such period of time as the Committee may determine in its discretion. The Committee may provide whether any consideration other than Services must be received by the Company or any Affiliate as a condition precedent to the settlement of a Stock Unit Award.

(b)Payment of Award. Following the vesting of a Stock Unit Award, settlement of the Award and payment to the Participant shall be made at such time or times in the form of cash, Shares (which may themselves be considered Restricted Stock under the Plan subject to restrictions on transfer and forfeiture conditions) or a combination of cash and Shares as determined by the Committee. If the Stock Unit Award is not by its terms exempt from the requirements of Code Section 409A, then the applicable Agreement shall contain terms and conditions intended to avoid adverse tax consequences specified in Code Section 409A.

11.Cash-Based and Other Stock-Based Awards.

(a)Cash Incentive Awards. A Cash Incentive Award shall be considered a performance-based Award for purposes of, and subject to, Section 6(g), the payment of which shall be contingent upon the degree to which one or more specified performance goals have been achieved over the specified performance period. Cash Incentive Awards may be granted to any Participant in such amounts and upon such terms and at such times as shall be determined by the Committee, and may be denominated in units that have a dollar value established by the Committee as of the Grant Date. Following the completion of the applicable performance period and the vesting of a Cash Incentive Award, payment of the settlement amount of the Award to the Participant shall be made at such time or times in the form of cash or other forms of Awards under the Plan (valued for these purposes at their grant date fair value) or a combination of cash and other forms of Awards as determined by the Committee and specified in the applicable Agreement. If a Cash Incentive Award is not by its terms exempt from the requirements of Code Section 409A, then the applicable Agreement shall contain terms and conditions intended to avoid adverse tax consequences specified in Code Section 409A.

(b)The Committee may from time to time grant Stock and other Awards that are valued by reference to and/or payable in whole or in part in Shares under the Plan. The Committee, in its sole discretion, shall determine the terms and conditions of such Awards, which shall be consistent with the terms and purposes of the Plan. The Committee may, in its sole discretion, direct the Company to issue Shares subject to restrictive legends and/or stop transfer instructions that are consistent with the terms and conditions of the Award to which the Shares relate.

12.Changes in Capitalization, Corporate Transactions, Other Change in Control.

(a)Adjustments for Changes in Capitalization. In the event of any equity restructuring (within the meaning of FASB ASC Topic 718 - Stock Compensation) that causes the per share value of Shares to change, such as a stock dividend, stock split, spinoff, rights offering or recapitalization through an extraordinary dividend, the Committee shall make equitable and appropriate adjustments to (i) the aggregate number and kind of Shares or other securities issued or reserved for issuance under the Plan, (ii) the number and kind of Shares or other securities subject to outstanding Awards, (iii) the exercise price of outstanding Options and SARs, and (iv) any maximum limitations prescribed by the Plan with respect to certain types of Awards or the grants to individuals of certain types of Awards. In the event of any other change in corporate capitalization, including a merger, consolidation, reorganization, or partial or complete liquidation of the Company, such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Committee to prevent dilution or enlargement of rights of Participants. In either case, any such adjustment shall be conclusive and binding for all purposes of the Plan. No adjustment shall be made pursuant to this Section 12(a) in connection with the conversion of any convertible securities of the Company, or in a manner that would cause Incentive Stock Options to violate Section 422(b) of the Code or cause an Award to be subject to adverse tax consequences under Section 409A of the Code.

(b)Corporate Transactions. Unless otherwise provided in an applicable Agreement, the following provisions shall apply to outstanding Awards in the event of a Change in Control that involves a Corporate Transaction.

(1)Acceleration. Unless the Committee provides for the continuation, assumption or replacement of some or all outstanding Awards pursuant to Section 12(b)(2) or for the cancellation of some or all outstanding Awards in exchange for payment pursuant to Section 12(b)(3), all outstanding Awards under the Plan will be accelerated in the event of a Change in Control that involves a Corporate Transaction as follows: (i) all outstanding Options and SARs shall become fully exercisable for such period of time prior to the effective time of the Corporate Transaction as is deemed fair and equitable by the Committee, and shall terminate at the effective time of the Corporate Transaction, and (ii) all outstanding Full Value Awards and Cash Incentive Awards shall fully vest immediately prior to the effective time of the Corporate Transaction. In the case of performance-based Awards, the number of Shares that become fully exercisable or fully vested, as the case may be, or the settlement amount of a Cash Incentive Award will be calculated by deeming all performance measures to have been satisfied at targeted performance, unless the Committee determines that exercisability, vesting or settlement, as the case may be, at a level in excess of the targeted performance is appropriate. The Committee shall provide written notice of the period of accelerated exercisability of Options and SARs to all affected Participants. The accelerated exercisability of any Option or SAR pursuant to this Section 12(b)(1) and the exercise of any Option or SAR whose exercisability is so accelerated shall be conditioned upon the consummation of the Corporate Transaction, and any such exercise shall be effective only immediately before such consummation.

(2)Continuation, Assumption or Replacement of Awards.

(A)In the event of a Change in Control that involves a Corporate Transaction, the Committee may provide that if and to the extent that outstanding Awards under the Plan are not accelerated, the surviving or successor entity (or its Parent) may continue, assume or replace Awards outstanding as of the date of the Corporate Transaction (with such adjustments as may be required or permitted by Sections 12(a) and 6(g)), and such Awards or replacements therefor shall remain outstanding and be governed by their respective terms, subject to Section 12(b)(2)(B). For purposes of this Section 12(b)(2)(A), an Award other than a Cash Incentive Award shall be considered assumed or replaced if, in connection with the Corporate Transaction and in a manner consistent with Code Sections 409A and 424, either (i) the contractual obligations represented by the Award are expressly assumed by the surviving or successor entity (or its Parent) with appropriate adjustments to the number and type of securities subject to the Award and the exercise price thereof that preserves the intrinsic value of the Award existing at the time of the Corporate Transaction, or (ii) the Participant has received a comparable equity-based award that preserves the intrinsic value of the Award existing at the time of the Corporate Transaction and provides for a vesting or exercisability schedule that is the same as or more favorable to the Participant.

(B)The Committee may provide in its discretion (in the applicable Agreement or otherwise) that if and to the extent that Awards are continued, assumed or replaced under the circumstances described in Section 12(b)(2)(A) above, and if a Participant experiences an involuntary termination of Service for reasons other than Cause within a specified amount of time following the Change in Control, then (i) outstanding Options and SARs issued to the Participant that are not yet fully exercisable shall immediately become exercisable in full and shall remain exercisable for a period of time to be determined by the Committee following the Participant's termination of Service, and (ii) any Full Value Awards or Cash Incentive Awards that are not yet fully vested shall immediately vest in full.

(3)Payment for Awards. In the event of a Change in Control that involves a Corporate Transaction, the Committee may provide that if and to the extent that outstanding Awards under the Plan are not accelerated, then such outstanding Awards shall be canceled at or immediately prior to the effective time of the Corporate Transaction in exchange for payments to the holders as follows: the payment for any canceled Award that was denominated in Shares shall be in an amount equal to the difference, if any, between (i) the fair market value (as determined in good faith by the Committee) of the consideration that would otherwise be received in the Corporate Transaction for the number of Shares subject to the Award, and (ii) the aggregate exercise price (if any) for the Shares subject to such Award. If the amount determined pursuant to clause (i) of the preceding sentence is less than or equal to the amount determined pursuant to clause (ii) of the preceding sentence with respect to any Award, such Award may be canceled pursuant to this Section 12(b)(3) without payment of any kind to the affected Participant. In the case of performance-based Awards, the number of Shares subject to an Award or the settlement amount of a Cash Incentive Award shall be calculated by deeming all performance measures to have been satisfied at targeted performance, unless the Committee determines that exercisability, vesting or settlement, as the case may be, at a level in excess of the targeted performance is appropriate. Payment of any amount under this Section 12(b)(3) shall be made in such form, on such terms and subject to such conditions as the Committee determines in its discretion, which may or may not be the same as the form, terms and conditions applicable to payments to the Company's stockholders in connection with the Corporate Transaction, and may, in the Committee's discretion, include subjecting such payments to vesting conditions comparable to those of the Award surrendered, subjecting such payments to escrow or holdback terms comparable to those imposed upon the Company's stockholders under the Corporate Transaction, or calculating and paying the present value of payments that would otherwise be subject to escrow or holdback terms.

In the event of a Change in Control that involves a Corporate Transaction, any outstanding Award under this Plan that is not accelerated pursuant to Section 12(b)(1) must be continued, assumed or replaced pursuant to Section 12(b)(2) or canceled in exchange for payment pursuant to Section 12(b)(3). The Committee will not be required to treat all Awards similarly for purposes of this Section 12(b).

(c)Other Change in Control. In connection with a Change in Control that does not involve a Corporate Transaction, the Committee may provide in its discretion (in the applicable Agreement or otherwise) for one or more of the following: (i) that any Award shall become fully vested and exercisable upon the occurrence of the Change in Control or upon the involuntary termination of the Participant without Cause within a specified amount of time following the Change in Control, (ii) that any Option or SAR shall remain exercisable during all or some specified portion of its remaining term, or (iii) that Awards shall be canceled in exchange for payments in a manner similar to that provided in Section 12(b)(3). The Committee will not be required to treat all Awards similarly in such circumstances.

(d)Dissolution or Liquidation. Unless otherwise provided in an applicable Agreement, in the event the stockholders of the Company approve the complete dissolution or liquidation of the Company, all outstanding Awards shall vest and become fully exercisable, and will terminate immediately prior to the consummation of any such proposed action. The Committee will notify each Participant as soon as practicable of such accelerated vesting and exercisability and pending termination.

13.Plan Participation and Service Provider Status. Status as a Service Provider shall not be construed as a commitment that any Award will be made under the Plan to that Service Provider or to eligible Service Providers generally. Nothing in the Plan or in any Agreement or related documents shall confer upon any Service Provider or Participant any right to continued Service with the Company or any Affiliate, nor shall it interfere with or limit in any way any right of the Company or any Affiliate to terminate the person's Service at any time with or without Cause or change such person's compensation, other benefits, job responsibilities or title.

14.Tax Withholding. The Company or any Affiliate, as applicable, shall have the right to (i) withhold from any cash payment under the Plan or any other compensation owed to a Participant an amount sufficient to cover any required withholding taxes related to the grant, vesting, exercise or settlement of an Award, and (ii) require a Participant or other person receiving Shares under the Plan to pay a cash amount sufficient to cover any required withholding taxes before actual receipt of those Shares. In lieu of all or any part of a cash payment from a person receiving Shares under the Plan, the Committee may permit the individual to cover all or any part of any tax withholdings (up to the maximum statutory tax rates in the Participant's applicable jurisdictions) through a reduction in the number of Shares delivered or a delivery or tender to the Company of Shares held by the Participant or other person, in each case valued in the same manner as used in computing the withholding taxes under applicable laws.

15.Effective Date, Duration, Amendment and Termination of the Plan.

(a)Effective Date. The Plan shall become effective on the date it is approved by the Company's stockholders, which shall be considered the date of its adoption for purposes of Treasury Regulation §1.422-2(b)(2)(i). No Awards shall be made under the Plan prior to its effective date. If the Company's stockholders fail to approve the Plan within 12 months of its approval by the Board, the Plan shall be of no further force or effect.

(b)Duration of the Plan. The Plan shall remain in effect until all Shares subject to it shall be distributed, all Awards have expired or terminated, the Plan is terminated pursuant to Section 15(c), or the tenth anniversary of the Second Plan Amendment Effective Date, whichever occurs first (the "Termination Date"). Awards made before the Termination Date will continue to be outstanding in accordance with their terms unless limited in the applicable Agreement.

(c)Amendment and Termination of the Plan. The Board may at any time terminate, suspend or amend the Plan. The Company shall submit any amendment of the Plan to its stockholders for approval only to the extent required by applicable laws or regulations or the rules of any securities exchange on which the Shares may then be listed. No termination, suspension, or amendment of the Plan may materially impair the rights of any Participant under a previously granted Award without the Participant's consent, unless such action is necessary to comply with applicable law or stock exchange rules.

(d)Amendment of Awards. Subject to Section 15(e), the Committee may unilaterally amend the terms of any Agreement previously granted, except that no such amendment may materially impair the rights of any Participant under the applicable Award without the Participant's consent, unless such amendment is necessary to comply with applicable law or stock exchange rules or any compensation recovery policy as provided in Section 18(i)(2).

(e)No Option or SAR Repricing. Except as provided in Section 12(a), no Option or Stock Appreciation Right granted under the Plan may be amended to decrease the exercise price thereof, be cancelled in exchange for the grant of any new Option or Stock Appreciation Right with a lower exercise price or any new Full Value Award, be repurchased by the Company or any Affiliate, or otherwise be subject to any action that would be treated under accounting rules or otherwise as a "repricing" of such Option or Stock Appreciation Right, unless such action is first approved by the Company's stockholders.

16.Substitute Awards. The Committee may also grant Awards under the Plan in substitution for, or in connection with the assumption of, existing awards granted or issued by another corporation and assumed or otherwise agreed to be provided for by the Company pursuant to or by reason of a transaction involving a merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation to which the Company or an Affiliate is a party. The terms and conditions of the Substitute Awards may vary from the terms and conditions set forth in the Plan to the extent that the Committee at the time of the grant may deem appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted.

17.Performance-Based Compensation.

(a)Designation of Awards. If the Committee determines at the time a Full Value Award or a Cash Incentive Award is granted to a Participant that such Participant is, or is likely to be, a "covered employee" for purposes of Code Section 162(m) as of the end of the tax year in which the Company would ordinarily claim a tax deduction in connection with such Award, then the Committee may provide that this Section 17 will be applicable to such Award, which shall be considered Performance-Based Compensation.

(b)Compliance with Code Section 162(m). If an Award is subject to this Section 17, then the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be subject to the achievement over the applicable performance period of one or more performance goals based on one or more of the performance measures specified in Section 17(d). The Committee will select the applicable performance measure(s) and specify the performance goal(s) based on those performance measures for any performance period, specify in terms of an objective formula or standard the method for calculating the amount payable to a Participant if the performance goal(s) are satisfied, and certify the degree to which applicable performance goals have been satisfied and any amount payable in connection with an Award subject to this Section 17, all within the time periods prescribed by and consistent with the other requirements of Code Section 162(m). In specifying the performance goals applicable to any performance period, the Committee may provide that one or more objectively determinable adjustments shall be made to the performance measures on which the performance goals are based, which may include adjustments that would cause such measures to be considered "non-GAAP financial measures" within the meaning of Rule 101 under Regulation G promulgated by the Securities and Exchange Commission. The Committee may also adjust performance measures for a performance period to the extent permitted by Code Section 162(m) in connection with an event described in Section 12(a) to prevent the dilution or enlargement of a Participant's rights with respect to Performance-Based Compensation. The Committee may adjust downward, but not upward, any amount determined to be otherwise payable in connection with such an Award. The Committee may also provide, in an Agreement or otherwise, that the achievement of specified performance goals in connection with an Award subject to this Section 17 may be waived upon the death or Disability of the Participant or under any other circumstance with respect to which the existence of such possible waiver will not cause the Award to fail to qualify as "performance-based compensation" under Code Section 162(m).

(c)Limitations. Subject to adjustment as provided in Section 12(a), the maximum number of Shares that may be the subject of Full Value Awards of Performance-Based Compensation that are denominated in Shares or Share equivalents and that are granted to any Participant during any calendar year shall not exceed 500,000 Shares. The maximum amount payable with respect to any Cash Incentive Awards and Full Value Awards that are denominated other than in Shares or Share equivalents and that are granted to any one Participant during any calendar year shall not exceed $5,000,000.

(d)Performance Measures. For purposes of any Full Value Award or Cash Incentive Award considered Performance-Based Compensation subject to this Section 17, the performance measures to be utilized shall be limited to one or a combination of two or more of the following : revenue; earnings before interest, taxes, depreciation and amortization ("EBITDA"); funds from operations; funds from operations per share; operating income; pre- or after-tax income; production levels; proved, probable and/or possible reserve levels and/or additions; discounted present value of proved, probable and/or possible reserves; cash available for distribution; cash available for distribution per share; net earnings; earnings per share; return on equity; return on assets; share price performance; improvements in the Company's attainment of expense levels; implementation or completion of critical projects; return on capital employed; debt, credit or other leverage measures or ratios; capital expenditures; finding and development costs; property or mineral leasehold acquisitions or disposition; improvement in cash flow, either before or after tax; and any combination or derivation of any of the foregoing. Any performance goal based on one or more of the foregoing performance measures may be expressed in absolute amounts, on a per share basis, as a growth rate or change from preceding periods, or as a comparison to the performance of specified companies or other external measures, and may relate to one or any combination of corporate, group, unit, division, Affiliate or individual performance.

18.Other Provisions.

(a)Unfunded Plan. The Plan shall be unfunded and the Company shall not be required to segregate any assets that may at any time be represented by Awards under the Plan. None of the Company, its Affiliates, the Committee, nor the Board shall be deemed to be a trustee of any amounts to be paid under the Plan nor shall anything contained in the Plan or any action taken pursuant to its provisions create or be construed to create a fiduciary relationship between the Company and/or its Affiliates, and a Participant. To the extent any person has or acquires a right to receive a payment in connection with an Award under the Plan, this right shall be no greater than the right of an unsecured general creditor of the Company.

(b)Limits of Liability. Except as may be required by law, neither the Company nor any member of the Board or of the Committee, nor any other person participating (including participation pursuant to a delegation of authority under Section 3(d) of the Plan) in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall have any liability to any party for any action taken, or not taken, in good faith under the Plan.

(c)Compliance with Applicable Legal Requirements. No Shares distributable pursuant to the Plan shall be issued and delivered unless the issuance of the Shares complies with all applicable legal requirements, including compliance with the provisions of applicable state and federal securities laws, and the requirements of any securities exchanges on which the Shares may, at the time, be listed. During any period in which the offering and issuance of Shares under the Plan are not registered under federal or state securities laws, Participants shall acknowledge that they are acquiring Shares under the Plan for investment purposes and not for resale, and that Shares may not be transferred except pursuant to an effective registration statement under, or an exemption from the registration requirements of, such securities laws. Any book-entry or stock certificate evidencing Shares issued under the Plan that are subject to such securities law restrictions shall be accompanied by or bear an appropriate restrictive legend.

(d)Other Benefit and Compensation Programs. Payments and other benefits received by a Participant under an Award made pursuant to the Plan shall not be deemed a part of a Participant's regular, recurring compensation for purposes of the termination, indemnity or severance pay laws of any country and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan, contract or similar arrangement provided by the Company or an Affiliate unless expressly so provided by such other plan, contract or arrangement, or unless the Committee expressly determines that an Award or portion of an Award should be included to accurately reflect competitive compensation practices or to recognize that an Award has been made in lieu of a portion of competitive cash compensation.

(e)Governing Law. To the extent that federal laws do not otherwise control, the Plan and all determinations made and actions taken pursuant to the Plan shall be governed by the laws of the State of Delaware without regard to its conflicts-of-law principles and shall be construed accordingly.

(f)Severability. If any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

(g)Code Section 409A. It is intended that (i) all Awards of Options, SARs and Restricted Stock under the Plan will not provide for the deferral of compensation within the meaning of Code Section 409A and thereby be exempt from Code Section 409A, and (ii) all other Awards under the Plan will either not provide for the deferral of compensation within the meaning of Code Section 409A, or will comply with the requirements of Code Section 409A, and Awards shall be structured and the Plan administered and interpreted in accordance with this intent. The Plan and any Agreement may be unilaterally amended by the Company in any manner deemed necessary or advisable by the Committee or Board in order to maintain such exemption from or compliance with Code Section 409A, and any such amendment shall conclusively be presumed to be necessary to comply with applicable law. Notwithstanding anything to the contrary in the Plan or any Agreement, with respect to any Award that constitutes a deferral of compensation subject to Code Section 409A:

(1)If any amount is payable under such Award upon a termination of Service, a termination of Service will be deemed to have occurred only at such time as the Participant has experienced a "separation from service" as such term is defined for purposes of Code Section 409A;

(2)If any amount shall be payable with respect to any such Award as a result of a Participant's "separation from service" at such time as the Participant is a "specified employee" within the meaning of Code Section 409A, then no payment shall be made, except as permitted under Code Section 409A, prior to the first business day after the earlier of (i) the date that is six months after the Participant's separation from service or (ii) the Participant's death. Unless the Committee has adopted a specified employee identification policy as contemplated by Code Section 409A, specified employees will be identified in accordance with the default provisions specified under Code Section 409A.

None of the Company, the Committee nor any other person involved with the administration of this Plan shall in any way be responsible for ensuring the exemption of any Award from, or compliance by any Award with, the requirements of Code Section 409A. By accepting an Award under this Plan, each Participant acknowledges that the Company has no duty or obligation to design or administer the Plan or Awards granted thereunder in a manner that minimizes a Participant's tax liabilities, including the avoidance of any additional tax liabilities under Code Section 409A.

(h)Rule 16b-3. It is intended that the Plan and all Awards granted pursuant to it shall be administered by the Committee so as to permit the Plan and Awards to comply with Exchange Act Rule 16b-3. If any provision of the Plan or of any Award would otherwise frustrate or conflict with the intent expressed in this Section 18(h), that provision to the extent possible shall be interpreted and deemed amended in the manner determined by the Committee so as to avoid the conflict. To the extent of any remaining irreconcilable conflict with this intent, the provision shall be deemed void as applied to Participants subject to Section 16 of the Exchange Act to the extent permitted by law and in the manner deemed advisable by the Committee.

(i)Forfeiture and Compensation Recovery.

(1)The Committee may specify in an Agreement that the Participant's rights, payments, and benefits with respect to an Award will be subject to reduction, cancellation, forfeiture or recovery by the Company upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include termination of Service for Cause; violation of any material Company or Affiliate policy; breach of noncompetition, non-solicitation or confidentiality provisions that apply to the Participant; a determination that the payment of the Award was based on an incorrect determination that financial or other criteria were met or other conduct by the Participant that is detrimental to the business or reputation of the Company or its Affiliates.

(2)Awards and any compensation associated therewith may be made subject to forfeiture, recovery by the Company or other action pursuant to any compensation recovery policy adopted by the Board or the Committee at any time, including in response to the requirements of Section 10D of the Exchange Act and any implementing rules and regulations thereunder, or as otherwise required by law. Any Agreement may be unilaterally amended by the Committee to comply with any such compensation recovery policy.